Exhibit 99.1

LIXTE COMPLETES PRIVATE PLACEMENT OF CONVERTIBLE PREFERRED STOCK

East Setauket, New York (January 25, 2016). Lixte Biotechnology Holdings, Inc. (OTCQB: LIXT) announced today that a major shareholder has purchased $1,750,000 of Convertible Preferred stock. If fully converted, this purchase would convert to 2,187,500 common shares at a per share price of $0.80.

Lixte’s CEO, John S. Kovach, M.D., said, “This new investment allows Lixte to pursue opportunities that have emerged regarding our lead anticancer compound, LB-100.

First, in the Phase I trial, several solid tumor patients with a variety of recurrent progressive cancers had stabilization of their disease in the absence of dose-limiting toxicity as reported at the 2015 AACR-NCI-EORTC International Conference in Boston. We had not anticipated that LB-100 alone would stop tumor progression in some solid tumor patients. This finding raises opportunities, currently being explored, to go directly to Phase 2 studies of LB-100 as a single agent.

Second, Lixte has licensed LB-100 to the Taiwan Medical University to determine the activity of LB-100 plus doxorubicin in Asian patients with hepatocellular cancer, beginning with a Phase 1b/2 trial planned to start this summer. This will test the ability of LB-100, demonstrated in several animal models, to enhance the effectiveness of a widely used anticancer drug against one of the most common and devastating cancers worldwide.

Third, scientists at the National Institutes of Health (NIH) reported that LB-100 enhances the anti-tumor activity of cisplatin and reduced cisplatin-resistance of human medulloblastoma cells in animal models. Previously, NIH investigators found that LB-100 enhanced the activity of cisplatin in models of cisplatin sensitive and cisplatin-resistant human ovarian cancer.”

Dr. Kovach continued, “Because of these new developments, Lixte is considering several options for Phase 1b/2 trials, with recurrent platinum-resistant ovarian cancer at the top of the list. The most definitive trial design would be a randomized study of LB-100 plus a platinum compound versus the therapeutic choice of the treating doctor with an opportunity for those failing treatment with the ‘physician’s choice’ to receive the LB-100 regimen. The cost of a randomized trial would require additional financial resources beyond those of the private placement.”

About Lixte Biotechnology Holdings, Inc.

Lixte is a clinical drug discovery and development company that identifies enzyme targets associated with serious common diseases and then designs novel compounds to attack those targets. Lixte’s product pipeline encompasses two major categories of compounds at various stages of pre-clinical and clinical development that the company believes has broad therapeutic potential not only for cancer but also for other debilitating and life-threatening diseases. Lixte’s unique phosphatase inhibitor, LB-100, is completing initial evaluation in a Phase I cancer trial (see ClinicalTrials.gov: Identifier NCTO1837667).

Exhibit 99.1 - Page 1

Forward-Looking Statements

This announcement contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. For example, statements regarding the Company’s financial position, business strategy and other plans and objectives for future operations, and assumptions and predictions about future product demand, supply, manufacturing, costs, marketing and pricing factors are all forward-looking statements. These statements are generally accompanied by words such as “intend,” anticipate,” “believe,” “estimate,” “potential(ly),” “continue,” “forecast,” “predict,” “plan,” “may,” “will,” “could,” “would,” “should,” “expect” or the negative of such terms or other comparable terminology. The Company believes that the assumptions and expectations reflected in such forward-looking statements are reasonable, based on information available to it on the date hereof, but the Company cannot provide assurances that these assumptions and expectations will prove to have been correct or that the Company will take any action that the Company may presently be planning. However, these forward-looking statements are inherently subject to known and unknown risks and uncertainties. Actual results or experience may differ materially from those expected or anticipated in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, regulatory policies, available cash, research results, competition from other similar businesses, and market and general economic factors. This discussion should be read in conjunction with the condensed consolidated financial statements and notes thereto in the Quarterly Report on Form 10 Q for September 30, 2015.

For additional information, please see:

www.lixte.com.

Corporate Contact:

Eric J. Forman, Esq.

646-894-3135

eforman@lixte.com

Exhibit 99.1 - Page 2